                                                                  Exhibit 10.23

                    FIRST AMENDMENT TO THE SEPTEMBER 20, 1995
              AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES BETWEEN INVESTORS BANK & TRUST COMPANY AND ELECTRONIC DATA SYSTEMS CORPORATION


This Amendment (the "First Amendment"), effective January 1, 2000, is between each of Investors Bank & Trust Company ("Customer"), Electronic Data Systems Corporation ("EDS") and EDS Information Services L.L.C. ("EIS"), and amends the September 20, 1995 Agreement for Information Technology Services between Customer and EDS (the "Agreement").

Whereas, pursuant to the Agreement, EDS is providing Customer with certain mainframe, WAN management, print and microfiche services;

Whereas, the term of the Agreement will continue until December 31, 2000;

Whereas, Customer and EDS wish to expand the scope of the Agreement to include certain consulting services and network and server management services and to provide a vehicle for Customer's purchase of other new services from EDS; and

Whereas, Customer and EDS wish to extend the term of the Agreement;

Now, therefore, in consideration of the mutual agreement of the parties and other good and sufficient consideration the receipt of which is hereby acknowledged, and pursuant to SECTION 10.12 of the Agreement, Customer and EDS hereby agree as follows:


1. Capitalized terms used herein without definition will have the meanings assigned to them in the Agreement.

2. The first paragraph of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         This Agreement for Information Technology Services ("Agreement") dated effective as of January 1, 2000 ("Effective Date") is between each of Investors Bank & Trust Company, a Massachusetts state-chartered bank and trust company with a principal place of business at 200 Clarendon Street, 16th floor, Boston, Massachusetts ("Customer"), Electronic Data Systems Corporation, a Delaware corporation with a principal place of business at 5400 Legacy Drive, Plano, Texas ("EDS") and EDS Information Services L.L.C. a Delaware limited liability company ("EIS") and the obligations of EDS set forth in this Agreement will be performed by EDS itself and through its direct and indirect wholly-owned, subsidiaries, including EIS. All references to EDS in this Agreement will be deemed to include all such subsidiaries.

3. The third paragraph of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         Under this Agreement, EDS will provide to Customer the information technology services contemplated in this Agreement, and Customer will obtain all its requirements for such services (with the exception of report and financial printing described in SECTION 3.2(h) and the Additional Services described in SECTION 3.5 that Customer may obtain elsewhere) from EDS, at the prices set forth in SCHEDULE A, all upon the terms and conditions set forth in this Agreement.

4. Section 2.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.1 The term of this Agreement will begin on the Effective Date and will continue until December 31, 2005.

5. Section 2.2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.2 The term of this Agreement may be extended beyond December 31, 2005, by a written election by Customer to extend the term of this Agreement by up to three (3) additional one (1) year periods, which election(s) will be made not less than six (6) months prior to the next date this Agreement would otherwise expire. EDS will give Customer notice of each date on which Customer may elect to extend this Agreement at least thirty (30) days before such date.

6. Section 3.2(c)(i)(B) of the Agreement is hereby amended by adding the following sentence to the end of Section 3.2(c)(i)(B):

         Upon determination that the EDS IPC may suffer an outage which may have a material impact on the Services, EDS shall promptly notify Customer of such determination and provide Customer such further information regarding the resulting effect, if any, on the Services provided hereunder as Customer may reasonably request.

7. Section 3.2(c)(i)(C) of the Agreement is hereby amended by deleting the first sentence of that section and replacing it in its entirety with the following sentence:

         At no additional charge to Customer, EDS will devote necessary resources to establish Customer's disaster recovery plans and processes related to the Services in the Agreement or in this Amendment in the first year after the effective date, and up to fifty (50) man-hours a year in subsequent years to testing such disaster recovery plan(s) related to the Services in the Agreement or in this Amendment.

8. Section 3.2(k) of the Agreement is hereby amended by adding the following paragraph to the end of Section 3.2(k):

         Included in the fees stated herein, the account manager will also perform the following functions:

(a) Analyze generic notices from the EDS IPC and consult with Customer regarding the potential applicability of such notices to Customer's environment.
(b) Provide monthly reports to Customer with respect to EDS' performance relative to Schedule C, Performance Standards, Table A of the Agreement, as amended
(c) Provide monthly reports to Customer with respect to EDS' performance relative to Attachment 3, Schedule C of this Amendment
(d) Provide an update, every 6 months of the Agreement term, with respect to the software that is made available by EDS on some basis, for its customers.
(e) Update the software listed in Schedule B Software of this Amendment, such update to be performed in cooperation with Customer personnel within 60 days following the Effective Date. Such revised software will be incorporated into Schedule B by mutual written agreement upon completion and may be subsequently updated and incorporated into Schedule C by mutual agreement during the term of the Agreement.
(f) Monitor and report to Customer the EDS activities related to Section 3.2(j) Run Time Improvement of the Agreement.
(g) Work with Customer to establish parameters and processes for the termination of processing jobs that remain in a loop for an undesired period of time.


9. Section 3.2(m) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         3.2(m) Certain Changes. EDS will make the following changes and additions as soon as practicable but in no event later than the time parameters indicated below:


         ---------------------------                 ---------------------------
             Change / Addition                              Time Parameter

         ---------------------------                 ---------------------------
         TSO ID's                                      Two Business Days
         ---------------------------                 ---------------------------
         EDS NET ID's                                  Two Business Days
         ---------------------------                 ---------------------------
         Terminal ID's                                 Four Weeks
         ---------------------------                 ---------------------------
         Security parameters (ACF )                    Two Weeks
         ---------------------------                 ---------------------------
         Remote Node                                   Four Weeks
         ---------------------------                 ---------------------------
         Special Audit Requests                        Two Business Days
         ---------------------------                 ---------------------------
         Network ID's                                  See Schedule C, item (m)
         ---------------------------                 ---------------------------



10. Article III of the Agreement is hereby amended by adding the following new sections:

         3.5  ADDITIONAL SERVICES. In addition to the services described in
         SECTION 3.2, EDS will provide Customer with the Additional Services described in SCHEDULE D.

         3.6  PREFERRED PROVIDER.

         (a) Customer will treat EDS as a preferred provider with respect to:

               (i)  Any project related to the services described in SECTION 3.2

               (ii) Any project resulting from or recommended by EDS in the course of performing Additional Services described in SECTION 3.5, including such projects that could result in a reduction of the volume of any services provided by EDS under this Agreement.

         (b) Prior to requesting any third party to perform such projects or to deciding to perform such projects with internal resources, Customer will:

               (i) Notify EDS of its intention to do so;

               (ii) Provide EDS with a meaningful opportunity to submit a proposal to perform the project; and

               (iii) Provide EDS the option to perform the project on terms and conditions (including price, quality and performance) as favorable to Customer as those offered by a third party or internal Customer resource.

         (c) If Customer does not engage EDS to perform a project described in this SECTION 3.6, except where EDS has declined to perform a project offered under Section 3.6(b)(iii) above (in which case this Section 3.6(c) shall not apply), and, as a result, the total actual dollar charges for services provided by EDS under this Agreement is less than $2.45 million in any calendar year, then:

              (i) Customer and EDS shall negotiate in good faith to substitute other services to offset reduction in existing services and associated charges; and


              (ii) if the negotiations described in Section 3.6(c)(i) are unsuccessful, then for the upcoming calendar year, EDS, at its option, may apply a surcharge up to the percentage amounts as described below:


                  ACTUAL CHARGES FOR PRECEDING
                  YEAR (EXCLUDING SURCHARGE,
                          IF ANY)                                        PERCENT SURCHARGE FOR UPCOMING YEAR
                  ----------------------------                           ------------------------------------
                  GREATER THAN $2.45 million                                            0

                  $2.1 million to $2.45 million                                         5

                  $1.75 million to $2.1 million                                        10

                  $1.4 million to $1.75 million                                        20


                  If the total actual charges in any calendar year are less than or equal to $1.4 million, then EDS may terminate this Agreement pursuant to SECTION 9.1(a).

         (d) For each calendar quarter in which the actual aggregate EDS charges for Processing and Network Communications Services ( Print and Microfiche Services are excluded) in SCHEDULE A, SECTION 1, "Price Schedule for Resource Usage" (the "Mainframe Charges") exceed the Quarterly Baseline Mainframe Charges specified below, EDS will, on the invoice for the month immediately after the applicable calendar quarter, credit Customer an amount equal to the Mainframe Charges times the Credit Percentage specified below.


                           QUARTERLY BASELINE MAINFRAME CHARGES        Credit PERCENTAGE
                           ------------------------------------        -----------------
                                    $675,000                                  5%
                                    $800,000                                 10%
                                    TBD                                      15%
                                    TBD                                      TBD

                  The third tier in the above chart will be determined and finalized through mutual agreement of Customer and EDS within 90 days after the Effective Date, and will be incorporated into this amendment by mutual written agreement. In addition, EDS will evaluate whether an additional tier and an additional credit percentage are applicable.

11. ARTICLE IV of the Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                                   ARTICLE IV
                              PAYMENT FOR SERVICES

4.1 In consideration for the services, equipment and EDS Systems provided by EDS as described in Article III, Customer will pay EDS as follows:

     (a) A monthly service fee, calculated in accordance with SCHEDULE A, plus once each year at the applicable time the amount of the annual insurance premium described in SECTION 10.3.

     (b) for EDS Licensed Customer Applications, a charge equal to the vendor's invoice (including any purchasing discounts EDS may have negotiated), plus 20% (or if the EDS Licensed Customer Applications are shared by multiple customers, Customer's allocated share of the invoice, plus 20%), plus installation charges.

     (c) for telecommunications circuits, equipment and maintenance, a charge equal to (i) EDS' then current commercial rate for the item or service, if EDS has established a commercial rate for such item, or
         (ii) the vendor's invoice (including any purchasing discounts EDS may have negotiated), plus 20%, if EDS has not established a commercial rate for such item.

     (d) Notwithstanding the terms of paragraph (c) above, where Customer and EDS mutually agree, for one-time purchases of equipment, software or other tangible items in connection with the Services for which EDS has favorable purchasing contracts which allow resale to its customers, EDS will, upon request of Customer, submit a proposal to Customer for such items.

     (e)  for network connection, a charge calculated as provided on SCHEDULE A.

     (f) for freight and delivery, a charge equal to the vendor's invoice (including any purchasing discounts EDS may have negotiated), plus 20%.

     (g) EDS will submit to Customer the following invoices (which invoices may be combined as appropriate):

          (i) the monthly service fee,

          (ii) other services described in this Agreement, and

          (iii) services agreed upon by the parties from time to time.

          Each invoice will be submitted as soon as practical (generally 30 days) after the applicable billing period cutoff for the service. The billing period cutoff for processing (e.g. the monthly service fee) and other services is at mid-month. The cut-off for print services is at month-end. EDS and Customer may from time to time agree to adjust the billing period cutoff times.

     (h) Each invoice will be in a form reasonably acceptable to Customer, including a report describing Customer's actual resource utilization and associated fee, and detail regarding the categories of resource use and volumes, unit prices, extended charges, and, if applicable, volume discounts and multiple print modes. EDS will disclose the methods and tools used to collect usage information and to calculate or adjust raw data, as well as the raw data itself at Customer's request. EDS will maintain one year of resource usage data from which monthly reports will be generated listing charges by access code and by resource unit (see SCHEDULE A for a listing of resource unit categories). EDS will also provide weekly reports listing Customer's DASD data sets and daily CPU time for scheduled production jobs. EDS will run queries and produce reports from this data base at Customer's request. A reasonable number of requests for queries and reports by Customer for the purpose of clarifying billing information will be provided at no additional charge. Otherwise, requests for queries and reports will be provided at Customer's expense, based on the applicable resource rates set forth in SECTION 1 of SCHEDULE A. Except as provided in SECTION 4.3, there will be no changes in unit prices unless mutually agreed by the parties in writing.

          (i) Payment of each invoice will be due 10 days after receipt of such invoice by Customer. Payment will be delivered by Customer to EDS at the address set forth on the invoice. If payment in full is not made within thirty days after the date of the invoice, a finance charge of the lesser of: (i) the base (or prime) rate established from time to time by Citibank, N.A., or (ii) the highest rate of interest allowed by applicable law, (the lesser of which will be referred to as the "Late Payment Interest Rate"), will be applied to the unpaid balance of the invoice until paid. If Customer successfully disputes any fees assessed or charged by EDS, EDS will promptly refund the fees which were not owed by Customer, together with interest at the Late Payment Interest Rate calculated from the date payment of such fees was received by EDS until refunded.

4.2 Customer may request from time to time that EDS provide services in addition to those set forth in this Agreement. In consideration for the agreement by EDS to perform such additional services, Customer will pay to EDS the charges agreed upon by the parties or charges calculated based on EDS' then current commercial rates, plus the out-of-pocket expenses incurred by EDS with the prior approval of Customer. However, if the additional services are provided through EDS by a vendor, charges will be equal to the vendor's charge (including any purchasing discounts EDS may have negotiated), plus 20%. Prior to commencement of such additional services, EDS agrees to notify Customer if such additional services are to be provided by a vendor. Unless otherwise agreed by the parties, all of the terms and conditions of this Agreement will be applicable to the additional services.

4.3 Customer will pay or reimburse EDS for any taxes, tariffs, or license fees of any taxing authority, however delegated or designated, levied or based on this Agreement or the systems, products, or services to be provided hereunder or on their sale, license, or use, or any action taken under this Agreement, exclusive, however, of any taxes based on EDS' net income and any corporate excise tax attributable to EDS as a result of its doing business in any jurisdiction. Any taxes assessable on the systems, products, or services to be provided under this Agreement on or after delivery will be borne by Customer. EDS may issue a separate invoice for such taxes and related charges under this Section.

12. Section 8.2 of the Agreement is hereby amended by adding the following at the end thereof:

         Notwithstanding the first sentence of this SECTION 8.2, the liability of each party for all damages arising out of or related to this Agreement, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct or otherwise, will be limited to and will not exceed in the aggregate for all claims, actions and causes of action of every kind and nature, the total amount payable by Customer pursuant to this Agreement during the twelve (12) month period immediately preceding the month in which the most current event giving rise to such liability occurred; provided, however, that any claims covered by the data processing errors and omissions insurance policy referred to in SECTION 10.3, FOR WHICH CUSTOMER HAS PAID ALL PREMIUMS, shall not be counted against such aggregate limit. Customer may elect at any time during the term of this Agreement not to purchase the errors and omissions insurance policy described in the preceding sentence. Such election will have no effect on the parties limitation of liability set forth in Article 8 of the Agreement, as amended.

13. The following notice addresses are substituted for those in Section 10.13 of the Agreement:

         If to EDS:

                  Electronic Data Systems Corporation
                  5400 Legacy Drive
                  Mailstop H4-GD-44
                  Plano, TX  75024

                  Attn:  President, Information Solutions

                  Phone: 972-797-4069
                  Fax:   972-605-4555

         With a copy to:

                  Electronic Data Systems Corporation
                  5400 Legacy Drive
                  Mailstop H3-3C-47
                  Plano, TX  75024

                  Attn:  General Counsel

                  Phone:  972-605-5584
                  Fax:    972-605-5610

         If to Customer:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  16th Floor
                  Boston, MA  02116

                  Attn:  CIO

                  Phone:   (617) 330-6700
                  Fax:     (617) 351-0310

         With copies to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  17th Floor
                  Boston, MA  02116

                  Attn:  President
                         General Counsel

                  Phone:  (617) 330-6404
                  Fax:    (617) 946-1929

14. Article X of the Agreement is hereby amended by adding the following new sections:

         10.14 PRIVACY LAWS. Customer will be and remain the controller of the Data for purposes of all applicable laws relating to data privacy, transborder data flow and data protection (collectively, the "Privacy Laws"), and nothing in this Agreement will restrict or limit in any way Customer's rights or obligations as owner and/or controller of the Data for such purposes. Although EDS may have certain responsibilities prescribed by applicable Privacy Laws as a processor of the Data, and EDS hereby acknowledges such responsibilities to the extent required thereby for processors of data and agrees that such responsibilities will be considered as a part of the services to be provided by EDS under this Agreement; provided, however, that in the event that Privacy Laws to which the activities contemplated by this Agreement are subject are modified, EDS will work with Customer in an effort to continue to comply with such Privacy Laws, as so modified, but to the extent that such modifications expand the scope of the activities previously undertaken by EDS pursuant to this SECTION 10.14, EDS will, at Customer's reasonable request, provide such additional activities as additional services so long as the parties reach a mutual written agreement regarding the nature and scope of such services, the period of time during which such services will be provided and the basis upon which EDS will be compensated therefor.

         10.15 EXPORT REGULATIONS. This Agreement is expressly made subject to any United States government laws, regulations, orders or other restrictions regarding export from the United States of computer hardware, software, technical data or derivatives of such hardware, software or technical data. Notwithstanding anything to the contrary in this Agreement, Customer will not directly or indirectly export (or reexport) any computer hardware, software, technical data or derivatives of such hardware, software or technical data, or permit the shipment of same: (a) into (or to a national or resident of) any country to which the United States has embargoed goods; (b) to anyone on the United States Treasury Department's List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the United States Commerce Department's Denied Parties List; or (c) to any country or destination for which the United States government or a United States governmental agency requires an export license or other approval for export without first having obtained such license or other approval. Each party will reasonably cooperate with the other and will provide to the other promptly upon request any End-User certificates, affidavits regarding reexport and/or permits required for any payment or any export or import of products or services under this Agreement. The provisions of this SECTION 10.15 will survive the expiration or termination of this Agreement for any reason.

  10.16  YEAR 2000.


         (a)  With respect to Year 2000, EDS' responsibility will be limited to:

                   (i) With regard to software that is proprietary to
                       EDS, an obligation to make those changes, modifications, updates or enhancements to the software so that it will maintain the functionality existing as of the Effective Date, taking into account any processing, accepting, calculating, writing and outputting of dates whether before, on or after 12:00 a.m. January 1, 2000, and any time periods determined or to be determined based on any such dates; and

                     (ii) With regard to software operated by EDS that is
                         neither supplied by Customer nor proprietary to EDS, an obligation of EDS to request and, if available, obtain from the third party vendor thereof, those changes, modifications, updates or enhancements to the software so that it will maintain the functionality existing as of the Effective Date taking into account any processing, accepting, calculating, writing and outputting of dates, whether before, on or after 12:00 a.m. January 1, 2000, and any time periods determined or to be determined based on any such dates.

         (b)  EDS will not be responsible for:

                   (i) Software supplied by Customer;

                   (ii) Changes, modifications, updates or enhancements
                       to, and any inaccuracies, delays, interruptions or errors caused by, interfaces between software EDS operates under this Agreement and software that EDS does not operate under this Agreement; and

                    (iii) Any inaccuracies, delays, interruptions or
                        errors occurring as a result of incorrect data or data from other systems (including telecommunications systems), software, hardware, processes or third parties provided in a format that is inconsistent with the format and protocols established for software operated by EDS, including date data in two digit format, even if such data is required for the operation of the software operated by EDS.

15. Schedule A - Price Schedule, is hereby amended by deleting it in its entirety and replacing it with Attachment 1.

16. Schedule B - Software, is hereby amended by deleting it in its entirety and replacing it with Attachment 2.

17. Schedule C - Performance Standards, is hereby amended by deleting it in its entirety and replacing it with Attachment 3. Within ninety (90) days after the Effective Date, Customer and EDS will mutually agree on revised Performance Standards in Schedule C, Table A of the agreement, which Performance Standards will equal or exceed those in effect as of the Effective Date. Such revised Performance Standards will be incorporated into Schedule C by mutual written agreement.

18. The Agreement is hereby amended by adding Schedule D - Additional Services, in the form of Attachment 4.

19. The Agreement is hereby Amended by adding Schedule E - Processes and Procedures, in the form of Attachment 5. Schedule E will be developed by EDS and mutually agreed by Customer and EDS, and incorporated into this Agreement within ninety (90) days of the Effective Date.

Except as expressly provided by this First Amendment, the Agreement remains in full force and effect and, in all respects not expressly amended hereby, the provisions of the Agreement remain unchanged.


In witness whereof, Customer and EDS each has caused this First Amendment to be signed and delivered by its duly authorized representative.


Investors Bank & Trust Company           Electronic Data Systems Corporation

By:  /s/ Edmund J. Maroney               By:   /s/ Carl Giacobone
    ----------------------------------       ----------------------------------

Name:  Edmund J. Maroney                 Name: Carl Giacobone
     ---------------------------------       ----------------------------------

Title: SVP/CIO                           Title: Account Manager
      --------------------------------       ----------------------------------

Date:  12/31/99                           Date:  12/31/99
     ---------------------------------       ----------------------------------



                                                EDS Information Services L.L.C.

                                                By:  /s/ Carl Giacobone
                                                   ----------------------------

                                                Name:  Carl Giacobone
                                                   ----------------------------

                                                Title:  Account Manager
                                                   ----------------------------

                                                Date:    12/31/99
                                                   ----------------------------

                                  Attachment 1

                                   Schedule A

                                   Schedule A

                                 Price Schedule


1.       PRICE SCHEDULE FOR RESOURCE USAGE (US DOLLARS PER UNIT PER MONTH)

The monthly service fee will be calculated by multiplying the volume usage for a resource for a month by the resource unit price set forth in the table below for the applicable year. In the table below, "Prime" refers to "Prime Time" which is defined as 6:00 a.m. - 6:00 p.m. weekdays, local time at the EDS IPC. "Offshift" means any time other than Prime Time.


RESOURCE                          MEASUREMENT UNIT      2000       2001      2002        2003       2004      2005      EXTENSION
                                                                                                                            TERMS
-----------------------------------------------------------------------------------------------------------------------------------
PROCESSING
CICS Calls Offshift                        10 Calls     0.00015    0.00013   0.00013     0.00012    0.00011   0.00011    0.00010
CICS Calls Prime                           10 Calls     0.00036    0.00033   0.00031     0.00030    0.00028   0.00026    0.00025
MVS CPU Offshift        3081K Equivalent CPU Minute     1.27493    1.15320   1.10424     1.04550    0.98969   0.92606    0.88902
MVS CPU Prime           3081K Equivalent CPU Minute     4.24969    3.84394   3.68075     3.48493    3.29889   3.08682    2.96334
CICS CPU Offshift       3081K Equivalent CPU Second     0.02313    0.02092   0.02003     0.01897    0.01796   0.01680    0.01613
CICS CPU Prime          3081K Equivalent CPU Second     0.07715    0.06978   0.06682     0.06327    0.05989   0.05604    0.05380
TSO CPU Offshift        3081K Equivalent CPU Minute     1.38739    1.25493   1.20165     1.13772    1.07699   1.00775    0.96744
TSO CPU Prime           3081K Equivalent CPU Minute     4.62463    4.18309   4.00550     3.79240    3.58995   3.35916    3.22479
CICS Transactions                       Transaction     0.00022    0.00020   0.00019     0.00018    0.00017   0.00016    0.00015
 Offshift
CICS Transactions                       Transaction     0.00073    0.00066   0.00063     0.00059    0.00056   0.00053    0.00051
 Prime
DASD                                   Megabyte Day     0.01602    0.01449   0.01388     0.01314    0.01244   0.01164    0.01117
Tape Mount                                    Mount     0.35624    0.32223   0.30855     0.29213    0.27654   0.25876    0.24841
Cartridge Storage                Cartridges per Day     0.03212    0.02905   0.02782     0.02634    0.02493   0.02333    0.02240
 Offsite
Cartridge Storage                Cartridges per Day     0.04989    0.04512   0.04321     0.04091    0.03873   0.03624    0.03479
 Onsite
Reel Storage Onsite              Cartridges per Day     0.10035    0.09077   0.08692     0.08229    0.07790   0.07289    0.06998
TSO Connect Offshift                           Hour     0.15002    0.13570   0.12994     0.12302    0.11646   0.10897    0.10461
TSO Connect Prime                              Hour     0.49995    0.45222   0.43302     0.40998    0.38810   0.36315    0.34862
Removable Media                                Tape    16.50000   16.50000  16.50000    16.50000   16.50000  16.50000   16.50000
 Handling
DRA Callback - 6 Hours                     Callback   120.00000  120.00000 120.00000   120.00000  120.00000 112.80000  120.00000
DRA Callback - 3 Hours                     Callback   180.00000  180.00000 180.00000   180.00000  180.00000 169.20000  180.00000
Emergency Change - NCP, VTAM, CICS           Change   750.00000  750.00000 750.00000   750.00000  750.00000 705.00000  750.00000



RESOURCE                     MEASUREMENT UNIT     2000        2001        2002         2003         2004        2005     EXTENSION
                                                                                                                             TERMS
------------------------------------------------------------------------------------------------------------------------------------
NETWORK/COMMUNICATIONS
Port 4.8/9.6 RJE                         Port     213.92886   193.50376   185.28889    175.43112   166.06612  155.39007  149.17447
Port 9.6/SNA                             Port     104.00240    94.07265    90.07896     85.28656    80.73373   75.54352   72.52178
Port 19.2 KB                             Port     211.69964   191.48738   183.35811    173.60307   164.33565  153.77085  147.62001
Port 56KB                                Port     561.48088   507.87286   486.31199    460.43915   435.85963  407.83910  391.52553
Port - 128 Kbps                          Port     677.4388    612.7596    586.7459     555.5298    525.8740   492.0667   472.3840
Port - 256 Kbps                          Port    2428.0023   2196.1860   2102.9507    1991.0692   1884.7804  1763.6117  1693.0672
Port - 512 Kbps                          Port    3690.5019   3338.1471   3196.4317    3026.3747   2864.8184  2680.6451  2573.4193
Port - 1024 Kbps                         Port    5661.2330   5120.7204   4903.3289    4642.4613   4394.6338  4112.1118  3947.6273
Port - T1                                Port    6793.63347  6145.00364  5884.12803   5571.07982  5273.68008 4934.64589 4737.26006
Logical Unit - Remote                      LU       2.44211     2.20894     2.11517      2.00264     1.89573    1.77386    1.70290
Foreign Network                    Connection     407.45214   368.55019   352.90402    334.12877   316.29205  295.95827  284.11994
EDS*LINK Access (NSCC)            56KB Access     217.5273    185.8822    177.9909     168.5214    159.5253   149.2697   143.2989
NSCC Router                      Router & DSU     156.5036    133.7361    128.0585     121.2456    114.7731   107.3946   103.0988
NSCC Frame Relay Assistance           Circuit      97.05342    82.93446    79.41362     75.18865    71.17487   66.59918   63.93521
Elit Transmission                          KB       0.00870     0.00787     0.00754      0.00714     0.00675    0.00632    0.00607
800 Access Usage                         Hour      13.68040    13.68040    13.68040     13.68040    13.68040   13.68040   13.68040
Network Dial - in                    Logon/ID       3.075038    2.627693    2.516139     2.382275    2.255103   2.110127   2.025722
FTP                                        KB       0.000218    0.000186    0.000178     0.000169    0.000160   0.000149   0.000143

PRINT AND MICROFICHE
Microfiche Original                     Fiche       1.1515      1.2091      1.2696       1.3330       1.3997    1.4697     1.54317
Microfiche Copies                       Fiche       0.2079      0.2183      0.2292       0.2407       0.2527    0.2653     0.27861
Impact Print (per 1000)            1000 Lines       2.1012      2.2062      2.3165       2.4323       2.5540    2.6817     2.81575
Burst/Trim/Decollate                     Page       0.0239      0.0251      0.0264       0.0277       0.0291    0.0306     0.03208
Check Signing                           Check       0.0575      0.0604      0.0634       0.0666       0.0699    0.0734     0.07711
Laser Print - Simplex                    Page       0.0298      0.0313      0.0329       0.0345       0.0362    0.0381     0.03996
Laser Print - Duplex                     Page       0.0237      0.0249      0.0262       0.0275       0.0288    0.0303     0.03180
Laser Print - Quadriplex                 Page       0.0212      0.0223      0.0234       0.0246       0.0258    0.0271     0.02842

                                      A-2

2. Price Schedule for Network and Server Management (US Dollars per Unit per Month)

The Network and Server Management (NSM) fees consist of NSM recurring fees and NSM one time implementation fees.

The NSM recurring fees are charged effective the first day the particular service component as described in Schedule D-1 is provided by EDS. A partial month's service will be prorated on a daily basis.

NSM one time implementation fees are charged prior to the commencement of the EDS implementation work.


RESOURCE                            MEASUREMENT UNIT   2000      2001        2002       2003       2004        2005        EXTENSION
                                                                                                                             TERMS
------------------------------------------------------------------------------------------------------------------------------------
NETWORK AND SERVER
MANAGEMENT-RECURRING FEES
Large Complex Server Management and         Server     1,671.96   1,671.96    1,671.96  1,671.96   1,671.96    1,671.96     1,671.96
Reporting**
Medium Complex Server Management and        Server     1,320.88   1,320.88    1,320.88  1,320.88   1,320.88    1,320.88     1,320.88
Reporting**
Medium Normal Server Management and         Server     1,017.79   1,017.79    1,017.79  1,017.79   1,017.79    1,017.79     1,017.79
Reporting**
Medium Simple Server Management and         Server       714.70     714.70      714.70    714.70     714.70      714.70       714.70
Reporting**
Small Server Management and                 Server       383.82     383.82      383.82    383.82     383.82      383.82       383.82
Reporting**
Hub/Switch Management                  Hub, Switch        60.72      60.72       60.72     60.72      60.72       60.72        60.72
Hub/Switch Monitoring                  Hub, Switch        52.48      52.48       52.48     52.48      52.48       52.48        52.48
Router Management                           Router       117.27     117.27      117.27    117.27     117.27      117.27       117.27
Router Monitoring                           Router        76.72      76.72       76.72     76.72      76.72       76.72        76.72
Server Support* (regardless of size)        Server       191.42     191.42      191.42    191.42     191.42      191.42       191.42
Server Monitoring                           Server        59.19      59.19       59.19     59.19      59.19       59.19        59.19
End-User Support (during Hours of         End-User        24.82      24.82       24.82     24.82      24.82       24.82        24.82
Coverage, including Help Desk)*

Additional EDS Help Desk System                ID        146.00     146.00       146.00    146.00     146.00     146.00       146.00
Access ID

*Consists of services as described in Schedule D-1.

This pricing structure assumes total End-Users equal 1330 as of the Effective Date.

Average call volume per End-User per calendar quarter is expected to fall in the range of 1.75-2.125. If call volume falls outside this range on an average per End-User basis for 3 consecutive calendar quarters, EDS and IBT will negotiate an increase or decrease in End-User Support charges to cover increased or decreased support expenses required on EDS' part.

         HOURS OF COVERAGE:
         -----------------

         Help desk - 5x12 (Business Days, 7 am -7 pm Eastern Time)
         Network Monitoring - 7x24
         Server Monitoring - 7x24
         Network Management - 5x12 (Business Days, 7 am -7 pm Eastern Time) Server Management - 5x12 (Business Days, 7 am -7 pm Eastern Time)

NSM ONE TIME IMPLEMENTATION FEES
Help Desk Implementation - $75,000
NSM Monitoring Implementation - $100,000
NSM Management Implementation -$125,000
 Each of the NSM One Time Implementation services for Monitoring, Management and Help Desk will be completed within 90 days and will be invoiced at the rate of one third of their respective Implementation Fees, monthly in arrears over their respective implementation periods.

**Server size is determined by the number of users of the server. For purposes of determining server size, a "user" is defined as an individual that has an ID that permits it to access and use the server.


SERVER SIZE                NUMBER OF END-USERS
Small                               0-299
Medium Simple                       300-399
Medium Normal                       400-699
Medium Complex                      700-899
Large/Complex                       Over 900


NSM ON DEMAND SERVICES

After Hours Network Support (per incident) - $265
After Hours EDS Help Desk Call (per call) - $15
Special Request NSM Engineering Services (per man month, prorated and billed daily; travel and expenses not included) - $16,550

3.  PRICE SCHEDULE FOR STRATEGIC CONSULTING (US DOLLARS PER DAY)
    ------------------------------------------------------------

RESOURCE                               MEASUREMENT UNIT      2000      2001     2002     2003    2004     2005    EXTENSION
                                                                                                                      TERMS
------------------------------------------------------------------------------------------------------------------------------------
STRATEGIC CONSULTING
Infrastructure Analyst                 Individual Resource    875.00    TBD     TBD      TBD      TBD      TBD     TBD
Infrastructure Specialist              Individual Resource  1,025.00    TBD     TBD      TBD      TBD      TBD     TBD
Senior Infrastructure Specialist       Individual Resource  1,100.00    TBD     TBD      TBD      TBD      TBD     TBD
Solutions Consultant                   Individual Resource  1,600.00    TBD     TBD      TBD      TBD      TBD     TBD

Customer will purchase at least one hundred and fifty thousand dollars ($150,000) in strategic consulting services annually. Each month, EDS will bill Customer actual charges for strategic consulting services. Customer's utilization of strategic consulting services will also be reconciled annually, and Customer may carry forward, as applicable, either unused strategic consulting services for use during the next year, or excess strategic consulting services to fulfill its purchase obligation for the next year. Upon termination of the Agreement, Customer will not receive any credit for unused strategic consulting services.

                                  Attachment 2

                                   Schedule B

                                   Schedule B

                                    Software


1.  CUSTOMER SYSTEMS

         Fund Accounting and Custody Tracking System (FACTS)
         Institutional Transfer Agent System (VISA)
         Retirement plans Reporting System (RPRS)
         Multiple Asset System (MAS)

1.(a) Other Systems provided by Customer
         Outbound



2.  EDS LICENSED CUSTOMER APPLICATIONS*

         Adders               COBOL OS/VS                        EasyTrieve Plus
         RMDS                 Xpediter                           UFO
         Mantissa             Strobe
         File Aid             Back-Leveled EDS Systems


3.  EDS SYSTEMS (INCLUDING SOME "VALUE-ADDED" SYSTEMS)*


         DEVELOPMENT AIDS                               PROGRAMMING LANGUAGES
         ----------------                               ---------------------
              TSO/E                                           COBOL II
              ISPF/PDF                                        COBOL 370
              SAM
              CA-OPTIMIZER                               SECURITY
              INTERTEST                                  --------
              CHAMP                                          ACF2
              ATRM
              ABENDAID
              FILEAID BATCH
              JCL CHECK




* These lists of software are accurate as of the Effective Date. EDS reserves the right to substitute other software of equivalent functionality. In accordance with Section 7(d) and Section 7(e) of this Amendment, the EDS account manager, in conjunction with Customer personnel, will update this Exhibit so as to reflect current status; within 60 days after the Effective Date.

                                  Attachment 3

                                   Schedule C

                                   SCHEDULE C
                              PERFORMANCE STANDARDS
                                     TABLE A

----------------------    ----------------------------     ------------------------------  ------------------  ---------------------
       ITEM               ACCEPTABLE PERFORMANCE LEVEL     UNACCEPTABLE PERFORMANCE LEVEL  MITIGATING FACTORS  STATUS (See Table B)
----------------------    ----------------------------     ------------------------------  ------------------  ---------------------
I. OUTPUT AVAILABILITY
----------------------    ----------------------------     ------------------------------  ------------------  ---------------------
A. Availability of        7:30 a.m. of day the cycle       More than 2 1/2 hours late      3, 4                Regular
   printed reports        is scheduled to complete
----------------------    ----------------------------     ------------------------------  ------------------  ---------------------
B. Availability of        9:00 a.m. of day after cycle     More than 5 hours late          3, 4                Regular
   fiche                  is scheduled to complete
----------------------    ----------------------------     ------------------------------  ------------------  ---------------------
C. On-line report         (i) Daily average of 20          More than 1 hour late                               Regular
   availability               minutes after completion
                              of job creating output
                              with less than 10,000
                              lines
                          (ii)Daily average of 2 hours     More than 3 hours late                              Regular
                              after completion of job
                              with more than 10,000
                              lines
----------------------    ----------------------------     ------------------------------   -----------------  ---------------------
D. Availability of files  Within 1 hour of file            More than 1 hour late            1, 2, 5            Priority
   for download           creation
----------------------    ----------------------------     ------------------------------   -----------------  ---------------------
E. Transmission of        Within 1 hour of file            More than 1 hour late            1, 2               Priority
   external files and     creation
   receipts (e.g., for
   customers of Customer)
-----------------------    ---------------------------     ------------------------------    ----------------  ---------------------


1. To be established and amended by agreement of the parties from time to time as reasonably necessary.

2. Cycle start time plus any time lost to Abends.

3. Print volume greater than average.

4. Print availability after 3:00 a.m.

5. Critical path of cycle less than 5 hours.


PRINT SERVICE LEVEL FAILURES AND PERFORMANCE CREDITS

If EDS fails to perform Services in accordance with the Table A above, Customer will accrue a performance credit equal to one percent (1%) times the charge for affected Services (Print) for the month to which such Performance Credit pertains (a "Performance Credit"). The total aggregate Performance Credits which may be accrued in any one month for any and all failures by EDS to meet the Print Service Levels shall equal three percent (3%) of the Print charges under the Agreement for the month to which such Performance Credits pertain.


In no event will EDS be responsible to meet Print Service Levels, including Priority Service Levels, or subject to the assessment of Performance Credits, to the extent that such failure is due in whole or in significant part to (i) acts or omissions of Customer pursuant to this Agreement, (ii) any force majeure event described in SECTION 9.3 OF THE AGREEMENT, (iii) scheduled maintenance downtimes, or (iv) special production jobs, testing procedures, or other services which are given priority by Customer.


EDS will provide Customer with a monthly status report of performance against Service Levels and any applicable Performance Credits. Performance Credits will be reconciled and reflected on the invoice for the second month after the month in which the Performance Credit accrues.

- Problem Severity Level definition
- Virus software in use

- List of devices, servers, hubs, routers, switches, etc. The list must include:

  - Device name
  - IP address
  - Admin/login passwords/community strings/MIB (can be provided in a separate document)
  - Location
  - OS
  - Domain structure
  - Function
  - Site contact name and number
  - Hardware configuration
  - Current state of hardware usage
  - Outage window
  - Virus software name, version, and if running
  - Threat detection software name, version, and if running
  - Backup software
  - Backup details by full and partial
  - Last known backup info
  - Who is responsible to change tapes
  - What is currently done with tapes

                                   SCHEDULE C
                              PERFORMANCE STANDARDS
                                     TABLE A

-----------------       ----------------------------      ------------------------------     ------------------       --------
      ITEM              ACCEPTABLE PERFORMANCE LEVEL      UNACCEPTABLE PERFORMANCE LEVEL     MITIGATING FACTORS       STATUS
-----------------       ----------------------------      ------------------------------     ------------------       --------
II. RESPONSE TIME
-----------------       ----------------------------      ------------------------------     ------------------       --------
A. CICS on-line         Daily average of 2.0 seconds      Daily average of more than 4       1, 8                     Regular
   response time                                        seconds
-----------------       ----------------------------      ------------------------------     ------------------       --------
B. Completion of        6 hours                           More than 10 hours                 3, 4, 5, 7               Priority
   batch cycle
   after release
   of cycle to EDS.
-----------------       ----------------------------      ------------------------------      -----------------       --------
C. Start of             Daily average of 5 minutes        More than 30 minutes                1                       Priority
   execution of         after submission.
   manually submitted
   production jobs.
------------------      ----------------------------      ------------------------------      ------------------      ---------
D. Start of execution   Daily average of 20 minutes       Daily average of more than 2        None                    Regular
   of test jobs in      after submission                  hours
   immediate execution
   classes.
-------------------     -----------------------------     -------------------------------     -------------------     ----------
E. Notification to      15 minutes after occurrence       More than 30 minutes                 6                      Priority
   Customer that
   Abend has occurred.
-------------------     ------------------------------    -------------------------------     -------------------     ----------

1.  Based upon benchmark results.

2. Measured from time enter key is struck until the time complete response appears on terminal and system is ready for keying of next transaction.

3.  Cycle start time plus any time lost due to Abends.

4.  Cycle critical path less than 5 hours.

5.  Delays due to data sets unnecessarily directed to tape instead of DASD.

6. Availability of Customer's designated "on call" representative based on call list.

7. To be established and amended by agreement of the parties from time to time as reasonably necessary.

8. TSO on-line response time will be evaluated by both parties. Performance levels will be established and amended by agreement of the parties from time to time as reasonably necessary.

                                   SCHEDULE C
                              PERFORMANCE STANDARDS

                                     TABLE A

-------------------------      ----------------------------     ------------------------------     ------------------        -------
          ITEM                 ACCEPTABLE PERFORMANCE LEVEL     UNACCEPTABLE PERFORMANCE LEVEL     MITIGATING FACTORS        STATUS
-------------------------      ----------------------------     ------------------------------     ------------------        -------
III. SYSTEM AVAILABILITY
-------------------------      ----------------------------     ------------------------------     ------------------       --------
A. Batch application           Daily average of 99.5% during    More than 2 hours of               1                        Priority
   production up-time, i.e.,   Business Day                     unavailability on any Business
   application environment                                      Day
   (CPU, system software,
   application software, DASD,
   tapes, telecommunications,
   VSAM, initiators, etc.) is
   fully functional
--------------------------     -----------------------------    ------------------------------     -------------------      --------
B. On-line production uptime,  Daily average of 99.5% from      More than 2 hours of               1                        Priority
   i.e., application           7:00 a.m. until all uploads      unavailability on any Business
   environment (CPU, system    are successful and complete      Day
   software, application       during Business Day
   software, DASD, tapes,
   telecommunications, VSAM,
   initiators, etc.) is
   fully functional
--------------------------     -----------------------------    ------------------------------     -------------------      --------

C. Development up-time, i.e.,   Daily   average  of  99.5%      More than 2 hours of               1                        Priority
   (CPU, system software,       during Business Day             unavailability on any Business
   application software, DASD,                                  Day
   tapes, telecommunications,
   VSAM,initiators, etc.) is
   fully functional
--------------------------     -----------------------------    ------------------------------     -------------------      --------

1. For the purposes of this Table A only, the term "Business Day" will include holidays.

                                   SCHEDULE C
                                     TABLE B

--------------------               -----------------------------        -------------------------------     -------------------
     STATUS                                   I.                                     II.                            III.
                                   NUMBER OF DAYS* FOR MEASURING        NUMBER OF DAYS* OF INCIDENTS OF         CURE PERIOD*
                                      SUBSTANDARD PERFORMANCE               SUBSTANDARD PERFORMANCE
--------------------               -----------------------------        -------------------------------     -------------------
1. Regular
 A. Acceptable Performance Level              30                                      6                             10
 B. Unacceptable Performance Level            45                                      3                              5
---------------------              -----------------------------        -------------------------------     -------------------
2. Priority
 A. Acceptable Performance Level              30                                      5                              7
 B. Unacceptable Performance Level            45                                      3                              2
---------------------              -----------------------------        -------------------------------     -------------------

* Measured by Business Days
---------------------              -----------------------------        -------------------------------     -------------------


The parameters in the table above will be evaluated and amended by agreement of the parties from time to time as reasonably necessary.

                                   SCHEDULE C
                                     Table C


---------  --------------  --------------  ------------- -------------------- ------------------    ---------------  ---------------
   ID       SERVICE           ACTIVITY       COVERAGE    CRITICAL/POSITIVE     SERVICE LEVELS       SLA REPORTING    STATUS AND
            CATEGORY                           HOURS      IMPACT SERVICE       (MONTHLY AVERAGE)     DOCUMENT         PENALTY/
                                                             LEVELS                                                   POSITIVE
                                                                                                                      IMPACT
                                                                                                                      PERCENTAGE
                                                                                                                      (SEE TABLE B)
---------  --------------  --------------  ------------- -------------------- ------------------    ---------------  -------------
a)         LAN Network     Notify IBT of      24 X 7                          Within 5 minutes of    Performance      Regular
           Monitoring      LAN Network                                        failure                Report
                           Failures
---------  --------------  --------------  ------------- -------------------- ------------------    ---------------  -------------
b)         LAN Management  Identify/Verify/   24 X 7            X             During Hours of       Performance       Priority
                           Log and Begin                        1%            Coverage: Within 5    Report
                           Corrective Action                                  minutes of automated
                           on Critical Alarms                                 alarm notification or
                           for Hubs and                                       user notification
                           Routers.
---------  --------------  --------------  ------------- -------------------- ------------------    ---------------  -------------
c)         LAN Management  Notify IBT of       24 X 7                          Verified  Critical   Performance       Regular
                           Component Failures                                  Alarms, within 5     Report
                                                                               minutes of Logging
                                                                               in Call Management
---------  --------------  --------------  ------------- -------------------- ------------------    ---------------  -------------
d)         LAN Management  Achieve LAN        7AM-7PM              X           99.5% Scheduled      Performance       Priority
                           Availability*        M-F                1%           Availability        Report



---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
   ID        SERVICE         ACTIVITY        COVERAGE     CRITICAL/POSITIVE    SERVICE LEVELS      SLA REPORTING     STATUS AND
             CATEGORY                         HOURS       IMPACT SERVICE     (MONTHLY AVERAGE)     DOCUMENT          PENALTY/
                                                          LEVELS                                                     POSITIVE
                                                                                                                     IMPACT
                                                                                                                     PERCENTAGE
                                                                                                                     (SEE TABLE B)
---------  --------------    ----------    ------------- -------------------- ------------------   ---------------  ---------------
e)          Server          Notify IBT of     24 X 7                           Within 5 minutes    Performance       Regular
            Monitoring      Server Failures                                    of failure          Report
---------  --------------    ----------    ------------- -------------------- ------------------   ---------------  ---------------
f)             Server       Identify/Verify/  24 X 7              X            Hours of Coverage:  Performance       Priority
           Administration   Log and Begin                         1%           Within 5 minutes of Report
           and Management   Corrective Action                                  automated alarm
                            on Critical Alarms                                 notification or
                            for Servers.                                       user notification
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
g)             Server       Server            7AM-7PM              X           99.5% Scheduled     Performance      Priority
           Administration   Availability*      M-F                 1%          Availability-       Report
           and Management                                                      Class A, B & C
                                                                               servers
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
h)             Server      Adjust User Disk   7AM-7PM                          Complete within 2   Performance      Regular
           Administration  Restriction          M-F                            business days       Report
           and Management  Limitations                                        (Upon approved
                                                                               Request)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
i)             Server      Create Print       7AM-7PM                         LESS THAN OR EQUAL   Performance      Regular
           Administration  Queues for          M-F                            TO 2 Business days   Report
           and Management  Installed LAN                                      (Upon Approved
                           Printers                                            Request)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
j)             Server      Perform File        7AM-7PM                         File Recovery:      Performance      Regular
           Administration  Restorations          M-F                           LESS THAN OR EQUAL  Report
           and Management  (On-Site Data                                       TO 4 hours (Upon
                            Recovery)                                          Request)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
k)             Server      Perform File       7AM-7PM                          LESS THAN OR EQUAL  Performance      Regular
           Administration  Restorations         M-F                            TO 24 hours (From   Report
           and Management  From Tape (Off-                                     tapeavailability &
                           Site Data                                           upon request)
                           Recovery)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------


---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
   ID        SERVICE         ACTIVITY        COVERAGE     CRITICAL/POSITIVE    SERVICE LEVELS      SLA REPORTING     STATUS AND
             CATEGORY                         HOURS       IMPACT SERVICE     (MONTHLY AVERAGE)     DOCUMENT          PENALTY/
                                                          LEVELS                                                     POSITIVE
                                                                                                                     IMPACT
                                                                                                                     PERCENTAGE
                                                                                                                     (SEE TABLE B)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
l)             Server       Treat Virus       24 X 7                           Notify Customer    Performance       Regular
           Administration   Detection as                                       virus has been     Report
           and Management   Critical Alarm                                     detected: Less
                            and Identify/                                      than -5
                            Eradicate                                          minutes Virus
                            Viruses                                            eradication:,
                                                                               6 hours
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
m)         Access Services  Build/Activate/   7AM-7PM                          LESS THAN OR EQUAL  Performance      Regular
                            Delete an ID       M-F                             TO 2 Business days  Report
                            Change Access                                      (Of receipt of
                            Rights                                             approved Request)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
n)         Access Services  Disable an ID     7AM-7PM                          LESS THAN OR EQUAL  Performance      Regular
                                               M-F                             TO 1 business hour  Report
                                                                               (Of receipt of
                                                                               approved Request)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
o)         Access Services  Password Reset    7AM-7PM                          LESS THAN OR EQUAL  Performance      Regular
                                               M-F                             TO 15 minutes (Of   Report
                                                                               validation)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
p)            Help Desk     Answering the     7AM-7PM                          LESS THAN OR EQUAL  Telephone        Regular
                            Call               M-F                             TO 30 seconds       Statistics
                                                                                                   Report
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
q)            Help Desk    Tracking           7AM-7PM                          LESS THAN OR EQUAL  Telephone        Regular
                           Abandoned Calls      M-F                            TO 10% Calls on ACD Statistics
                                                                               hold                Report
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
r)            Help Desk    Initial            7AM-7PM                          GREATER THAN OR     Closed Call      Regular
                           Resolution           M-F                            EQUAL TO 80%        Report
                           Rate                                                Problem call
                                                                               resolved (Access,
                                                                               Email)
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------
s)            Help Desk    Problem Closure/   7AM-7PM                          At the close of      Monthly         Regular
                           Verification         M-F                            each business day,   Call Aging
                           (call user)                                         the number of open   Report
                                                                               problem calls will
                                                                               not exceed 10% of
                                                                               that day's total
                                                                               logged problem
                                                                               calls
---------  --------------  --------------  ------------- -------------------- ------------------   ---------------  ---------------


*Customer will provide an adequate test environment with both Customer and EDS signing off on all changes.

o Coverage outside of Coverage Hours (see chart above) will be provided as needed via pager support

o  Emergency change requests will be escalated upon receipt of approved request

- EDS is not responsible for failure to comply with the Performance Standards set forth above in this Attachment 3 to the extent caused by computer hardware failures, environmental equipment or services failures (e.g., HVAC) application software failures, or force majeure events

 Server availability will be calculated as follows:

Availability is the actual uptime percentage based on scheduled uptime requirements.

FORMULA
Monthly Scheduled Minutes - Outage Minutes
-------------------------------------------
Monthly Scheduled Minutes

Monthly Scheduled Minutes = 12 hours X 60 minutes X Number of business days in a month, minus scheduled maintenance

Outage Minutes are all downtime minutes caused by EDS' failure to perform the Services not including scheduled downtime.


         CRITICAL SERVICE LEVELS, PERFORMANCE CREDITS, AND INCENTIVE CREDITS


I. SERVICE LEVELS. At a date to be mutually agreed, EDS will perform the Services at a level that will meet or exceed the service levels set forth in this SCHEDULE C (the "Service Levels"). Service levels will be measured monthly.

II. CRITICAL SERVICE LEVELS AND POSITIVE IMPACT SERVICE LEVELS. Certain Service Levels include (a) Critical Service Levels, the non-attainment of which may have a critical, adverse impact upon IBT's business or its operations,
    (b) Positive Impact Service Levels, the attainment of which may have a substantial positive impact upon IBT's business or its operations, and
    (c) Target Service Levels between the Critical Service Levels and Positive Impact Service Levels, which constitute goals for such Service Levels.


   (a) CRITICAL SERVICE LEVEL FAILURES AND PERFORMANCE CREDITS. If EDS fails to perform Services in accordance with the applicable Critical Service Level on average in any consecutive three month period, then, subject to the other provisions of this SECTION II, IBT will accrue a performance credit equal to the percentage amount specified for the affected Critical Service Level times the charge for Services for the month to which such Performance Credit pertains (a "Performance Credit"). The total aggregate Performance Credits which may be accrued in any one month for any and all failures by EDS to meet the Critical Service Levels shall equal three percent (3%) of the charges under the Agreement for the month to which such Performance Credits pertain.

   (b) EXCLUSIONS. In no event will EDS be responsible to meet Service Levels, including Critical Service Levels, or subject to the assessment of Performance Credits pursuant to SECTION II(a), above, to the extent that such failure is due in whole or in significant part to (i) acts or omissions of IBT pursuant to this Agreement, (ii) any force majeure event described in SECTION 9.3 OF THE AGREEMENT, (iii) scheduled maintenance downtimes, or (iv) special production jobs, testing procedures, or other services which are given priority by IBT.


   (c) ACHIEVEMENT OF POSITIVE IMPACT SERVICE LEVELS AND INCENTIVE CREDITS. If EDS performs Services that meet or exceed an applicable Positive Impact Service Level on average in any consecutive three month period, then EDS will accrue an incentive credit equal to the percentage amount specified for such Positive Impact Service Level times the charges for Services for the month to which such Incentive Credit pertains (an "Incentive Credit"). The total aggregate Incentive Credits which EDS may receive in any one month for any and all Positive Impact Service Levels it meets shall equal three (3%) of the of the total monthly Charges payable under this Agreement for such month.


   (d) REPORTING/RECONCILIATION. EDS will provide IBT with a monthly status report of performance against Service Levels and any applicable Performance Credits or Incentive Credits. Performance Credits and Incentive Credits will be reconciled and reflected on the invoice for the second month after the month in which the Performance Credit or Incentive Credit accrues.


   (e) EFFECT OF EXPIRATION OR TERMINATION. Any net amount of Performance Credits or Incentive Credits not credited as of the termination or expiration date of this Agreement will be appropriately reflected in the final invoice from EDS to IBT.

                                  Attachment 4

                                   Schedule D

                                   Schedule D

                               Additional Services


Schedule D-1 - Network and Server Management Services

Schedule D-2 - Strategic Consulting Services

                                  Schedule D-1

                     Network and Server Management Services


1. GENERAL. EDS will perform network and server management services for access by End-Users to the local-area network (LAN), servers, printers and other networked devices that can be accessed by the EDS monitoring systems and that are accessible through Customer's network as described in this Schedule D-1.

A process integration workshop will be held January 2000 to define Customer's network and server life cycle and the integration of EDS services into the customer's environment. The development of mutually agreed upon change and problem management process are included in Schedule E - Processes and Procedures.

2. TERM, CHARGES AND PERFORMANCE STANDARDS. EDS will provide the network and server management services described in this Schedule D-1 commencing on the dates set forth below through December 31, 2005, unless the Agreement is terminated earlier. The applicable charges are described in Schedule A, and the applicable performance standards are described in Schedule C.

         Network and Server Service Commencement Dates:
Customer and EDS will establish a mutually agreeable schedule for the commencement of Monitoring, Management, and Help Desk Services no later than January 31, 2000. Customer agrees to notify EDS, in writing, and at least 30 days in advance, of the desired commencement dates for each of the Services. Customer agrees that the commencement date of Monitoring Implementation will be no later than April 1, 2000, and the commencement of Management and Help Desk Implementation will be no later than July 1, 2000.


3. DEFINITIONS. The following definitions apply only to network and server management services, and are intended to augment, not replace, definitions in the Agreement:

         Availability - The time that a particular service or system is accessible by an End-User. Availability is measured in units of time.

         End-User - Those Customer employees who have access to the LAN via a user I.D.

         Help Desk - Customer and EDS resource for problem determination, resolution, reporting and escalation services. EDS Help Desk will be responsible for Level 1 resolution of password resets. Customer Help Desk will be Level 1 and escalation resource for all other problems.

         LAC - Logical Add or Change - Modification of network access, email or security services (including but not limited to setting up IDs, access to server data, and access to the network) for an End-User.

         LAN - Local Area Network - The communications system located at Customer's campus environment primarily at Customer's corporate head office located in the John Hancock building in Boston, Massachusetts that links servers via a wiring-based cabling scheme. The LAN connects PCs, workstations and servers together to allow End-Users to communicate and share resources such as hard disk storage and printers.

         MAC - Move-Add-Change - The on-site physical movement or enhancement of system functionality.

         Resolution - Closure of a Service Request ticket to the satisfaction of the End-User that originated that particular Service Request ticket. Service Request - A request for service by an End-User to a Help Desk.

4. END-USER SUPPORT. End-User support provides direct interaction between End-Users and the Help Desk. During the first 90 days after the Effective Date, mutually agreed upon Help Desk problem processes and procedures will be define and incorporated into Schedule E of this Agreement.


4.1  HELP DESK

         (a) Customer and EDS will provide Help Desks. EDS Help Desk will be responsible for Level I resolution of password resets. Customer Help Desk will be Level I and escalation resource for all other problems. The Help Desk, is the first level ("Level I") problem resolution service for End-Users. In the event a problem call cannot be resolved over the telephone by the Level I Help Desk, the Help Desk provides an escalation point to second level ("Level II") services such as hardware and software support, and coordinates with other sources of support as necessary.

         (b) End-Users will direct all calls to the Customer Help Desk, except in the case of password reset requests, which will go directly to the EDS Help Desk.

4.1.1  EDS RESPONSIBILITIES:

         (a) EDS will provide a dedicated toll-free telephone number for End-Users to reach the EDS Help Desk for password reset issues and a dedicated toll free number for the Customer Help Desk to forward network and system related problem calls to the EDS Help Desk.

         (b) The EDS Help Desk will be responsible for LACs for user IDs and privileges.


         (d) The EDS Help Desk will resolve password, E-mail and logical connectivity problem calls, or escalate them to other EDS personnel for resolution.

         (e) EDS will refer to the Customer Help Desk all hardware, software and other problem calls that require on-site resolution.

         (f) EDS will provide the Customer Help Desk read/write access to the REMS problem management system in accordance with Schedule A, Price Schedule.

4.1.2  CUSTOMER RESPONSIBILITIES:

         (a) Customer will set End-User expectations with respect to benefits, hours of service coverage and response times in accordance with defined service levels.

         (b)  Customer will provide physical support.

         (c) Customer will be handle application, desktop support, MACs and hardware calls.

4.2 SERVICE REQUEST TRACKING. Service Request tracking is the process used to log, monitor and report on Service Requests.

4.2.1 EDS RESPONSIBILITIES:

         (a) EDS will make security changes and establish user IDs on the servers and network.

         (b) EDS will log, monitor and report on Service Requests.

4.2.2  CUSTOMER RESPONSIBILITIES:

         (a) Customer will provide information requested to resolve the problem.

         (b) Customer will be financially responsible for third party vendors.

4.3 RESOLUTION MANAGEMENT. Resolution management is managing the processing of Service Requests, from initial inception to closure.

4.3.1  EDS RESPONSIBILITIES:

        (a) The EDS Help Desk will be responsible for logical network and system Service Requests from receipt through resolution.
        Resolution is determined by the End-User and pursued by the EDS Help Desk through established follow-up procedures.

        (b) EDS will provide Help Desk reports and data files as mutually agreed upon.

4.3.2  CUSTOMER RESPONSIBILITIES:

        (a) Customer will provide information requested to resolve any problems.

        (b)  Customer will provide third party vendor support.

        (c)  The Customer will provide all on-site support.

5. NETWORK AND SERVER MANAGEMENT. Network and server management is the management of the network infrastructure and shared servers to mutually agreed levels of performance and availability. Customer will retain financial responsibility and for ownership of all hardware and software.

5.1 NETWORK MONITORING. Network monitoring keeps track of network availability, LAN segments utilization and resource performance. In addition, it identifies problems before Customer is affected and provides information about network utilization.

5.1.1  EDS RESPONSIBILITIES:

      (a) EDS will monitor the network resources and maintain logical availability for all monitored devices.

      (b) EDS will provide availability reports (See Exhibit A - Report List) to Customer monthly capturing the time the network was available (up time). Up time excludes scheduled maintenance.



5.1.2  CUSTOMER RESPONSIBILITIES:

       (a) Customer will provide feedback on the metrics, intervals, thresholds and reports.

       (b) Customer where necessary will help to resolve problems detected by EDS.

       (c) Customer will provide current network documentation with the following components:

            (1) Network topology diagrams depicting resource relationships, network names and addresses, and device locations.

            (2) Customer contact and designated back-up resources including name, phone number, off-hours contact and office location.

            (3) A list of nodes (IP addresses and routers) and segments (location segment I.D., hub I.D., hub card, hub ports) to be monitored for performance.

            (4) Community string and Management Information Base (MIB) listing.

5.1.3  JOINT RESPONSIBILITIES:

      (a) Customer and EDS will define appropriate server utilization metrics and thresholds for monitoring and reporting.

5.2. SERVER MONITORING. Server monitoring consists of monitoring the availability and utilization of system resources including storage area networks within Customer's client/server computing environment. Server availability is monitored through periodic polling of system resources and by processing alerts that are generated by system resources.

5.2.1  EDS RESPONSIBILITIES:

       (a)  EDS will monitor the following items:

            (1)  Disk utilization.

            (2)  CPU utilization.

            (3)  Uptime analysis.

            (4)  Memory utilization.

       (b) EDS will provide server monitoring event notification to the Customer Help Desk.


       (c) EDS will provide system management console applications and the resources to support these system management applications.

       (d) EDS will generate, analyze and review monthly reports with Customer. EDS will report system performance threshold exceptions to Customer.

5.2.2  CUSTOMER RESPONSIBILITIES:

       (a) Customer will help determine server utilization thresholds and establish primary working hours and maintenance window.

       (b) Customer will procure the mutually agreed upon software, initial management agents and licenses. In the future, EDS may propose or require upgrades to these items to provide enhanced service capabilities.

       (c) Customer will provide the following completed current documentation:

          (1) Customer contact and back-up personnel information for managed resources, including name, phone number, pager number, off-hours contact, office location and electronic mail address.

          (2)  Critical system applications and data sources.

          (3)  Current escalation procedures for all servers monitored.

       (d)  Once service has begun, Customer will:

          (1)  Provide EDS with updated contact information.

          (2) Notify EDS prior to any changes to the server, network and supply maintenance windows.

5.2.3  ASSUMPTIONS:

         (a) A graphical representation of Customer's network on EDS' network management maps is to be created.

         (b) Customer and EDS will work together to generate a baseline report of system performance within an agreed-upon time.

         (c) Customer and EDS have established and approved services to be provided (i.e., server processes, system monitoring, disk utilization levels and Central Processing Unit (CPU) utilization levels).

         (d) Customer will configure managed devices with SNMP agents (or other tools necessary). This includes all file servers for performance data and alarm generation.

         (e) Customer and EDS will develop and approve escalation procedures.

         (f) Devices being monitored have adequate disk space and memory available.

5.3 SERVER MANAGEMENT. Server management is the management of network resources including storage area networks to maintain the optimum server environment and provide centralized control of resource configurations.

5.3.1  EDS RESPONSIBILITIES:

         (a) EDS will measure and record data and provide report information regarding the performance and capacity of the managed servers. A schedule of reports are included in Exhibit A - Report List. .

         (b) EDS will perform long-term trending of the utilization of key system resources and recommendations for replacement/upgrade of resources.

         (c) EDS will generate utilization and availability reports containing such information and being in a format and at a frequency as mutually agreed.

5.3.2  CUSTOMER RESPONSIBILITIES:

         (a) Customer will participate in periodic meetings with EDS to review resource utilization and trends.

         (b) Customer will procure the mutually agreed upon software and licenses. In the future, EDS may propose or require upgrades to provide enhanced service capabilities.

5.3.3 PERFORMANCE TUNING. Performance tuning is making minor modifications, such as modification of operating system software, to existing network and system configurations to enhance system responsiveness and throughput.

5.3.3.1  EDS RESPONSIBILITIES:

         (a) EDS will conduct performance tuning according to mutually agreed thresholds.

5.3.4 PRINTER AND PERIPHERAL DEVICE DEFINITION/QUEUE MANAGEMENT. Printer and peripheral device definition involves the logical addition and deletion of printers and other peripherals to the network and the management of the print queue.

5.3.4.1  EDS RESPONSIBILITIES:

         (a) EDS will remotely configure network printers and print queues. The queue manager has the ability to schedule, delete and pause print jobs.

5.3.5 FILE SERVICES. File services include configuration of system disks for areas to be used for the operating system, swapping or paging, temporary files and End-User data.

5.3.5.1  EDS RESPONSIBILITIES:

         (a) EDS will configure the system disks to be used for operating system areas, swap or paging areas, an area for the system to use for temporary files, an application area and End-User area.

         (b) EDS will maintain network file services by documenting and verifying that proper naming standards and End-User permissions are used for directories and files.



5.3.6 NAMING STANDARD SERVICES. Naming standard services is the establishment and maintenance of standards for names and addresses to ensure consistency within the Customer environment.

5.3.6.1  EDS RESPONSIBILITIES:

         (a) EDS will coordinate names and addresses to provide consistency within the environment and to provide server administration.

5.4 SECURITY MANAGEMENT. Security Management is the security process that protects EDS and Customer assets from threats through the following actions:

         (a)  Scanning the network resources for viruses.

         (b)  Establishing secure information access and usage.

         (c)  Authorizing and authenticating access to resources.

         (d)  Complying with all industry standard audit regulations.

         (e)  Backing-up and restoring data and application files.

5.4.1  EDS RESPONSIBILITIES:

         (a) EDS will assist Customer in developing a mutually agreed upon security policy and standards.

         (b) EDS will manage supervisory access to administer servers.

         (c) EDS will manage resetting passwords so that only authorized End-Users are provided with password resets.

         (d) EDS will generate and provide monthly user I.D. administration and audit trail reports.

         (e) EDS will monitor EDS managed nodes for compliance with the mutually agreed upon security standards.

         (f) EDS will investigate, report and resolve security issues.

         (g) EDS will separate security and server administrator responsibility/ capability as necessary.

         (h) EDS will generate a monthly report detailing invalid log in attempts, changes in user IDs and groups, and password resets.

5.4.2  CUSTOMER RESPONSIBILITIES:

         (a) Customer will communicate the security policy to Customer's End-User community.

         (b) Customer will conform to and enforce mutually agreed upon security requirements.

         (c) Customer will provide authorized Customer contact(s) information for managed resources including name, phone number, off-hours contact and office location. This contact will work closely with EDS security administration staff.

         (d) Customer will provide a contact to review security reports.

         (e) Customer will communicate any changes in End-User authorizations or data ownership to EDS.

         (f) Customer will provide to EDS all required information to set up the security management activities. This includes communicating current End-User security levels, providing a list of nodes and addresses, and providing network topology diagrams depicting resource relationships, network names and addresses, and device locations.

5.4.3 THREAT DETECTION AND COMPLIANCE MONITORING. Threat detection proactively monitors system and End-User activity for inappropriate and unauthorized activities or access attempts

5.4.3.1  EDS RESPONSIBILITIES:

         (a)  EDS will notify Customer of newly identified vulnerability.

5.4.3.2  CUSTOMER RESPONSIBILITIES:

         (a) Customer will determine severity of vulnerability and level of control required to mitigate risk or accept associated risk.

         (b)  Customer will supply virus detection software.

5.5 SERVER VIRUS DETECTION AND REPAIR. Server virus detection and repair safeguards data from damage by computer codes hidden in software that can corrupt and destroy valuable programs and data.

5.5.1  EDS RESPONSIBILITIES:

         (a)  EDS will provide detection and correction of viruses on servers.

         (b) EDS will assist with detection and removal of viruses from End-User desktop systems and attempt to remove virus from all known locations (determine where virus came from and remove).

         (c) EDS will manage the removal of existing viruses from all files, boot sectors, (used to load the operating system) and partitions, while limiting damage to data.

         (d) EDS will communicate potential virus problems, what to look for and how to resolve in order to avoid new virus infestations.

         (e) EDS will maintain current signature file with up-to-date virus signature information including emergency file updates.

         (f) EDS will provide the continuous monitoring and correction for viruses on shared servers.

5.5.2  CUSTOMER RESPONSIBILITIES:

         (a) End-Users will notify EDS immediately if a virus is detected on their desktop system.

5.6 BACK-UP AND RESTORE. Back-up and restore maintains the availability of data and programs by backing-up, storing and restoring such data and programs.

5.6.1  EDS RESPONSIBILITIES:

         (a) EDS will manage and monitor the back-up server and media devices located at Customer's site(s).

         (b) EDS will perform mutually agreed upon regularly scheduled back-ups of Customer data.

         (c) EDS will document and maintain a back-up and restore plan in conjunction with Customer. The back-up plan includes the following elements:

              (1)  Maintain browse and retention periods.

              (2)  Obtain authorization prior to restoring any file.

              (3)  Monitor the off-site storage process.

              (4)  Recommend back-up hardware and software schemes as required.

              (6)  Monitor restore requests to ensure completion.

              (7)  Generate back-up reports.

              (8) Provide the ability to reconstruct any server data at a given site.

              (9)  Review and update back-up scheme as required.

              (10) Recommend service of tape units, CD-jukeboxes and other equipment.

         (e) EDS will log back-up activity and will track and report daily the following information:

              (1)  Amount of data backed up.

              (2)  Back-up success percentage.

              (3)  Reason for any unsuccessful back-up.

              (4)  Number of restore requests.

              (5)  Unsuccessful restore requests and the reasons therefor.

              (6)  Restore request success percentage.

5.6.3  CUSTOMER RESPONSIBILITIES:

         (a) Customer will provide proper authorization for restoration of data.

         (b) Customer will provide input to the back-up cycle time. The back-up cycle time is the time required to complete back-ups for all client servers.

         (c) Customer will make the servers  available for back-ups.

         (d) Customer will review back-up reports.

         (e) Customer will ensure equipment is properly maintained.

         (f) Customer will work with EDS to communicate back-up and restore policies and procedures to all End-Users.

         (g) Customer will move back-ups to offsite storage location.

         (h) Procure expendable supplies (tapes, cleaning supplies, etc.).

5.6.4  JOINT RESPONSIBILITIES:

         (a) Customer and EDS will define back-up methodologies/strategies.

         (b) Customer and EDS will define browse and retention periods.

         (c) Customer and EDS will identify levels of authentication needed for restores of any file.

         (d) Customer and EDS will analyze equipment resources to ensure that appropriate network facilities, hardware and software is installed and operational to conform to the back-up cycle completion requirements.

         (e) Customer and EDS will provide sufficient personnel to handle back-up and restore requests.

         (f) Customer and EDS will coordinate and configure back-up hardware and software.

         (g) Customer and EDS will coordinate storage management hardware and software.

5.7 NETWORK DEVICE MANAGEMENT. Network device management and monitoring remotely maintains the configuration of network devices and monitors the operating environment for error conditions.

5.7.1  EDS RESPONSIBILITIES:

         (a) EDS will set the following operational parameters, port configurations and management software activities:

              (1)  Device chassis configuration.

              (2)  Device segmentation configuration.

              (3) Device port configuration including port activation/ de-activation.

              (4)  Device management software upgrades and re-initialization.

              (5)  Device management security configuration.

              (6)  Device hardware failure detection and notification.

              (7)  Associate a Network Interface Card (NIC) to a specific port.

              (8)  Change community strings (password) to the device.

              (9)  Identify where errors on the segment are being generated.

5.8 LAN SEGMENT UTILIZATION AND NETWORK UTILIZATION. LAN segment utilization and network utilization determines the baseline performance of the network during a defined time frame and collects performance data.

5.8.1  EDS RESPONSIBILITIES:

         (a) EDS will monitor LAN segment utilization and network utilization and perform comparisons of utilization to baseline which will be set jointly by EDS and Customer.

         (b) EDS will upgrade the monitoring platforms, as required, to enhance service capabilities. This may occur because of advances in software provided by a vendor or modifications to existing software developed by vendors or EDS.

                                    Exhibit A
                                   Report List



The final list of reports, format and report frequency will be developed by mutual agreement during the first 90 days after the Effective Date. Reports may change by mutual agreement due to Customer's business requirements or implementation of improved reporting tools and data collection methods.

                                  Schedule D-2

                          Strategic Consulting Services



1. GENERAL. EDS will provide strategic technology consulting services to Customer. These services have the objective of (a) identifying and translating Customer's business goals, technology policies and existing infrastructure into a set of infrastructure requirements that are mutually determined by Customer and EDS, and (b) creating a high-level, phased implementation strategy. EDS will help Customer coordinate its technology initiatives with an integrated view, define the end state IT architectures, and develop technology policies, guidelines and recommendations in conjunction with a strategic transition plan.

2. TERM AND CHARGES. EDS will provide the strategic consulting services described in this Schedule D-2 from January 1, 2000 through December 31, 2005, unless the Agreement is terminated earlier. The applicable charges for strategic consulting services are described in Schedule A.

3. STRATEGIC CONSULTING PROJECTS:

         3.1 ENTERPRISE ARCHITECTURE/IT PLAN. Enterprise Architecture is a long-term strategic IT plan that provides a comprehensive and deliberate approach for aligning technology and business strategies within a best-practices IT framework. This framework helps Customer respond to an increasingly complex and rapidly changing business and technology environment. The frameworks and plan will address the challenge of providing the appropriate technology direction and IT guidelines necessary to support an organization's business vision, goals, and processes with enabling technology. The planning process delivers technology policies, guidelines, IT architectures, and recommendations in conjunction with a strategic transition plan, thus giving the client a technology plan for moving from the current state to the desired state. A workshop to develop an IT plan will be held annually to define Customer's IT road map. Included will be a further definition of Customer's and EDS' roles and responsibilities as they relate to Customer-retained services and EDS contracted services. The deliverables of the IT planning consulting engagement will be as mutually agreed by IBT and EDS.

         3.1.1 EDS RESPONSIBILITIES:

          (a) EDS will facilitate the annual IT planning session to define the business and technology drivers that provide the impetus of major IT initiatives over the one year planning period.

          (b) EDS will work with Customer management to jointly establish a technology policy that identifies the "building codes" or standards and architectural guidelines needed for enterprise technology planning and infrastructure and application development

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          (c)  EDS will define a technical information architecture
               consisting of the components and precepts needed to support the IBT's business information management.

          (d) EDS will create an application architecture consisting of components needed to achieve a consistent application development or acquisition environment and application portfolio.

          (e) EDS will create an infrastructure architecture consisting of components needed to deploy system services, operating systems, platforms, and networks across the enterprise.

          (f) EDS will define a systems management architecture that supports enterprise IT operations, including service management, network management, and element management.

         3.1.2.  CUSTOMER RESPONSIBILITIES:

               (a) Customer will work with EDS to jointly determine the
                   appropriate level of IT plan and its application into Customer's business environment, based on Customer's business strategy.

               (b) Customer will define, document in writing and make known to EDS its standards and requirements with respect to technology planning.

               (c) Customer will provide a representative to work with EDS for the Information technology planning process.

         3.1.3  JOINT CUSTOMER AND EDS RESPONSIBILITIES:

               (a) Customer and EDS will jointly determine the level of
                   technology and its application into Customer's standard environment. Customer and EDS will investigate emerging technologies to identify business improvements with and for Customer.

               (b) Customer and EDS will jointly develop a IT plan that will be updated annually (the "Technology Plan"). The Technology Plan will address Customer's changing business needs and leverage emerging technologies. The plan will be a document whose purpose will be to:

                           (1) Establish a foundation for a secure, distributed client/server environment that can be managed with a maximum of reliability and uniformity at a reasonable cost.

                           (2) Provide input to an annual capital and operating budget.

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                           (3) Promote information sharing, corporate efficiency
                           and End-User effectiveness.

                           (4) Expand the use of information technology, where applicable, while attempting to maintain operating costs.

                  (c) Customer and EDS will jointly develop a transition plan that identifies and prioritizes high-level project initiatives for transforming the current IT environment to the target environment over a three-to five-year period as well as proving interim guidelines for immediate and tactical projects.

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                                  Attachment 5

                                   Schedule E

                            Processes and Procedures

                                   Schedule E

                            Processes and Procedures

         Change Management
         Problem Management


         Customer and EDS will define and implement mutually agreed upon Change Management and Problem Management processes and procedures during the first 90 days after the Effective Date which will be incorporated into the Agreement as Exhibit E.


         EDS and Customer will jointly schedule normal server maintenance activities with the intent to mitigate or minimize additional charges from EDS.